Exhibit 10.1

AMENDMENT TO STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT

TransDigm Group Incorporated, a Delaware corporation (the “Company”), pursuant to its 2006 Stock Incentive Plan (the “Plan”), granted to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock, par value $0.01 (“Stock”), on the date set forth below (the “Option”) pursuant to a Stock Option Grant Notice and Stock Option Agreement (the “Stock Option Agreement”). Capitalized terms used herein have the meanings ascribed to them in the Stock Option Agreement.

Participant:

Grant Date:

Total Number of Shares Subject to the Option:	shares

Participant and the Company hereby amend the Stock Option Agreement as follows:

Exhibit C of the Stock Option Agreement is deleted and replaced in its entirety as follows:

EXHIBIT C

STOCK RETENTION GUIDELINES

As a condition to receiving the Option grant, Participant acknowledges and agrees to hold a number of shares and/or options with such value and for such period of time as set forth below:

(a) At all times during Participant’s continued employment by the Company, Participant shall hold an aggregate amount of Company equity with a value equal to or greater than $             (the “Retention Limit”). This Retention Limit will supersede any Retention Limit in any prior dated option agreement between the Company and Participant pursuant to the Plan.

For purposes of this Exhibit C, Company equity shall be equal to (i) the Fair Market Value of any Common Stock held by the Participant plus (ii) the value of vested options then held by Participant, whether granted pursuant to the Plan, the Company’s 2003 Stock Option Plan or otherwise, which will be equal to the Fair Market Value of the Common Stock underlying the options over the exercise price.

(b) If at any time after the date hereof the aggregate amount of Company equity held by Participant falls below the Retention Limit because of a decline in the Fair Market Value of the Common Stock, Participant will have three years to reach the Retention Limit before the Administrator may exercise any remedies under paragraph (c).

(c) Participant’s failure to hold that number of shares and/or vested options set forth in this Exhibit C shall result in Participant’s forfeiture of all unvested Options unless otherwise determined by the Administrator, in its sole discretion.

By his or her signature, Participant and the Company agree to be bound by the terms and conditions of the Stock Option Agreement, as amended hereby.

TRANSDIGM GROUP INCORPORATED	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:	Address: